Exhibit 11

                           COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's Cafeterias, Inc. for the three and twelve months ended August 31, 1996 and 1995.

      Three months ended August 31, 1996:

      24,125,505 x shares outstanding for  30 days         $  723,765,150
      24,125,419 x shares outstanding for  31 days            747,887,989
      24,072,780 x shares outstanding for  31 days            746,256,180
                                                           ______________
                                                            2,217,909,319
      Divided by number of days in the period                          92
                                                           ______________
                                                               24,107,710

      Twelve months ended August 31, 1996:

      23,313,132 x shares outstanding for 21 days             489,575,772
      23,315,089 x shares outstanding for 21 days             489,616,869
      23,320,721 x shares outstanding for 18 days             419,772,978
      23,331,311 x shares outstanding for  8 days             186,650,488
      23,334,503 x shares outstanding for 23 days             536,693,569
      23,340,118 x shares outstanding for 11 days             256,741,298
      23,345,163 x shares outstanding for 21 days             490,248,423
      22,398,704 x shares outstanding for 30 days             701,961,120
      23,529,859 x shares outstanding for 13 days             305,888,167
      23,590,511 x shares outstanding for 16 days             377,448,176
      23,693,381 x shares outstanding for 31 days             734,494,811
      23,925,105 x shares outstanding for 30 days             717,753,150
      24,043,597 x shares outstanding for 31 days             745,351,507
      24,125,505 x shares outstanding for 30 days             723,765,150
      24,125,419 x shares outstanding for 31 days             747,887,989
      24,072,780 x shares outstanding for 31 days             746,256,180
                                                           _______________
                                                            8,670,105,647
      Divided by number of days in the period                         366
                                                           ______________
                                                               23,688,813


      Three months ended August 31, 1995:

      23,310,232 x shares outstanding for  26 days            606,066,032
      23,310,732 x shares outstanding for  38 days            885,807,816
      23,311,932 x shares outstanding for   4 days             93,247,728
      23,313,132 x shares outstanding for  24 days            559,515,168
                                                           ______________
                                                            2,144,636,744
      Divided by the number of days in the period                      92
                                                           ______________
                                                               23,311,269
      Twelve months ended August 31, 1995:

      25,074,982 x shares outstanding for 18 days             451,349,676
      24,941,910 x shares outstanding for 12 days             299,302,920
      24,934,917 x shares outstanding for 16 days             398,958,672
      24,713,278 x shares outstanding for 15 days             370,699,170
      24,520,641 x shares outstanding for 17 days             416,850,897
      24,416,386 x shares outstanding for 13 days             317,413,018
      24,383,698 x shares outstanding for 14 days             341,371,772
      24,270,808 x shares outstanding for 20 days             485,416,160
      24,189,103 x shares outstanding for 28 days             677,294,884
      23,851,100 x shares outstanding for 28 days             667,830,800
      23,660,154 x shares outstanding for 14 days             331,242,156
      23,575,659 x shares outstanding for 17 days             400,786,203
      23,424,790 x shares outstanding for 12 days             281,097,480
      23,310,232 x shares outstanding for 75 days           1,748,267,400
      23,310,732 x shares outstanding for 38 days             885,807,816
      23,311,932 x shares outstanding for  4 days              93,247,728
      23,313,132 x shares outstanding for 24 days             559,515,168
                                                            _____________
                                                            8,726,451,920
      Divided by the number of days in the period                     365
                                                            _____________
                                                               23,908,087